As filed with the Securities and Exchange Commission on June 27, 1996 Registration No. 33-


SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1995


BUTLER NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of Incorporation of organization)

41-0834293
(I.R.S. Employer Identification No.)

1546 E. Spruce Rd.
Olathe, KS  66061
(Address of Principal Executive Offices and zip code)


BUTLER NATIONAL CORPORATION
1995 NONQUALIFIED STOCK OPTION PLAN
(Full title of the Plan)

Clark D. Stewart
President
Butler National Corporation
1546 E. Spruce Rd.
Olathe, KS  66061
(913) 780-9595
(Name, address, including zip code and telephone number of agent for service)

Copy to:

James P. Pryde, Esq.
Bryan Cave LLP
3500 One Kansas City Place
1200 Main Street
Kansas City, MO  64105
(816) 374-3200


This Form S-8 consists of 14 pages (including exhibits).
The index to exhibits is set forth
on page 4.

CALCULATION OF REGISTRATION FEE
               Proposed   Proposed
Title of     Maximum   Maximum
Securities   Amount     Offering    Aggregate  Amount of
to be         to be         Price        Offering    Registration
Registered  Registered  Per Share  Price        Fee
Common
Stock,     1,500,000      $2.40625      $3,609,375 $1,244.61
$.01 par   shares          <FN1>      <FN1>
value

<FN1> Estimated soley for the purpose of determing the registration fee pursuant to Rules 457(c) and 457(h) and based upon the average high and low bid prices of the Company's common stock as reported on NASDAQ Small Cap Market on June 27, 1996.

PART I

Pursuant to the Note to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.

PART II

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference herein:

(a) The Annual Report of the Company on Form 10-K for the calendar year ended April 30, 1996.

(b) The description of the Company's Common Stock as set forth in the Company's Registration Statement on Form S-8, filed with the Securities and Exchange Commission on June 30, 1993 (Reg. No. 33-65254), including any amendments or reports filed for the purpose of updating such information.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Company's Bylaws provide that the Company shall indemnify any person made or threatened to be made a party to any proceeding by reason of the former or present official capacity of the person, provided the person seeking indemnification meets five criteria set forth in Section 302A.521 of the Minnesota Business Corporation Act.

Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorney's fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person: (i) has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions; (ii) acted in good faith; (iii) received no improper personal benefit and Section 302A.255
(regarding conflicts of interest), if applicable, has been satisfied; (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (v) in the case of acts or omissions occurring in the official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit                                           Page

4(a)Butler National Corporation 1995
Nonqualified Stock Option Plan                    8-12
5(a) Opinion and Consent of Bryan Cave
as to the legality of the securities being
registered                                         13
23(a) Consent of Bryan Cave (included in
Exhibit 5(a)
23(b) Consent of Arthur Andersen & Co.,
independent public accountants                     14

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Olathe, State of Kansas, on June 27, 1996.

BUTLER NATIONAL CORPORATION
By: CLARK D. STEWART
    Clark D. Stewart, President and
    Chief Executive Officer

                            POWER OF ATTORNEY

 The undersigned officers and directors of Butler National Corporation hereby constitute and appoint Clark D. Stewart and Stephanie S. Ruskey or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

 Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on June 27, 1996 in the capacities indicated.

Signature                      Title                            Date


CLARK D. STEWART    President,                   June 27, 1996
Clark D. Stewart    Chief Executive Officer
                    and Director
                    (Principal Executive Officer)

STEPHANIE S. RUSKEY  Vice President &             June 27, 1996
Stephanie S. Ruskey  Chief Financial Officer
                     (Principal Financial
                     and Accounting Officer)

Signature   Title    Date

R. WARREN WAGONER  Chairman of the Board   June 27, 1996
R. Warren Wagoner  and Director

WILLIAM E. LOGAN   Director                      June 27, 1996
William E. Logan

WILLIAM A. GRIFFITH Director                    June 27, 1996
William A. Griffith

DAVID B. HAYDEN     Director                    June 27, 1996
David B. Hayden